================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20552


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  May 13, 2007
                                  ------------
                                 Date of Report
                        (Date of earliest event reported)


                          Synergy Financial Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


New Jersey                          0-50467                   52-2413926
--------------------------------------------------------------------------------
(State or other jurisdiction       (File No.)                (IRS Employer
of incorporation)                                         Identification Number)


310 North Avenue East, Cranford, New Jersey                      07016
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (800) 693-3838
                                                           --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

                    INFORMATION TO BE INCLUDED IN THE REPORT

                 Section 1-Registrant's Business and Operations

Item 1.01.        Entry Into a Material Definitive Agreement.

         On May 13, 2007, New York Community Bancorp, Inc. ("NYCB") and Synergy Financial Group, Inc. ("Synergy") entered into an Agreement and Plan of Merger ("Merger Agreement") under which Synergy will be merged with and into NYCB. Synergy is the parent company of Synergy Bank. Concurrent with or immediately following the merger, Synergy Bank will be merged with and into New York Community Bank, a wholly-owned subsidiary of NYCB.

         Under the terms of the Merger Agreement, each share of Synergy common stock will be converted into the right to receive 0.80 shares of NYCB's common stock, with cash paid in lieu of fractional NYCB shares. Synergy will increase its regular quarterly dividend rate from $0.06 per share to $0.07 per share beginning with the next anticipated regular quarterly dividend payment. Further, in the event the merger has not been consummated prior to the record date for NYCB's quarterly cash dividend payable during the fourth quarter of 2007, in lieu of the regular quarterly cash dividend of $0.07 per share, Synergy may pay a special cash dividend in a per share amount equal to the then-current NYCB quarterly cash dividend multiplied by the exchange ratio (0.80) for the fourth quarter and for each subsequent quarter prior to such merger effective time. Based on the closing price of NYCB's common stock on May 11, 2007 of $17.73 per share, the aggregate merger consideration is valued at approximately $168.4 million. Synergy has the right to terminate the Merger Agreement if (1) the average closing price of NYCB's common stock for the ten consecutive trading days ending the day before the date on which the last regulatory approval is received is less than $14.63 and (2) from May 13, 2007 through such date, NYCB's common stock has underperformed the Index Group, as defined in the Merger Agreement, by more than 17.5%, unless NYCB elects to increase the merger consideration per share pursuant to a formula specified in the Merger Agreement.

         The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the stockholders of Synergy. The Merger is currently expected to be completed in the fourth quarter of 2007.

         All of the directors and certain executive officers of Synergy have agreed to vote their shares in favor of the approval of the Merger Agreement at the Synergy stockholders meeting to be held for the purpose of voting on the proposed transaction. Synergy's president and chief executive officer has also entered into agreements with Synergy and NYCB relating to the termination of his existing employment agreements and his transitional role with NYCB following the Merger. In the event the Merger Agreement is terminated under certain circumstances, Synergy has agreed to pay NYCB a termination fee of $6,000,000.

         The Merger Agreement also contains customary representations and warranties that NYCB and Synergy made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement, and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used for the purpose of allocating risk between NYCB and Synergy rather than establishing matters as facts.

         The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

         Concurrent with the execution of the merger agreement, the following agreements were entered into: (1) Retention Agreement, dated as of May 13, 2007 but effective as of the time specified therein, between New York Community Bank and John S. Fiore (attached as exhibit 10.1), (2) Noncompetition Agreement, dated as of May 13, 2007 but effective as of the time specified therein, between New York Community Bancorp, Inc. and John S. Fiore (attached as exhibit 10.2), and (3) Benefits Termination Agreement, dated as of May 13, 2007, by and among Synergy Financial Group, Inc., New York Community Bancorp, Inc. and John S. Fiore (attached as exhibit 10.3).


Item 9.01. Financial Statements and Exhibits.

           (a) Not applicable.

           (b) Not applicable.

           (c) Not applicable.

           (d) Exhibits. The following exhibits are filed herewith:

               No.      Description
               ---      -----------

                2.1 Agreement and Plan of Merger Dated May 13, 2007

               10.1 Retention Agreement,  dated as of May 13, 2007 but effective as of the time specified therein, between New York Community Bank and John S. Fiore

               10.2 Noncompetition  Agreement,  dated  as of May  13,  2007  but effective as of the time specified therein, between New York Community Bancorp, Inc. and John S. Fiore

               10.3 Benefits Termination Agreement, dated as of May 13, 2007, by and among Synergy Financial Group, Inc., New York Community Bancorp, Inc. and John S. Fiore

               99.1 Press Release Dated May 13, 2007

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      SYNERGY FINANCIAL GROUP, INC.


Date: May 14, 2007                    By:  /s/John S. Fiore
                                           -------------------------------------
                                           John S. Fiore
                                           President and Chief Executive Officer